SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 25, 2003

AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(former name or former address, if changed since last report)

ITEM 5 OTHER EVENTS.
ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Exhibit 3.1
Exhibit 10.1
Exhibit 10.2

ITEM 5	OTHER EVENTS.

     On November 25, 2003, we issued and sold 2,300,000 shares of our 6 3/4% Series M Cumulative Redeemable Preferred Stock. We received net proceeds from this offering of approximately $55,238,750 after deducting underwriting discounts and commissions and estimated transaction costs payable by us. The Articles Supplementary establishing and fixing the rights and preferences of the 6 3/4% Series M Cumulative Redeemable Preferred Stock filed with the State Department of Assessments and Taxation of Maryland is attached as Exhibit 3.1 and incorporated by reference into this report. We contributed the net proceeds of the offering to our operating partnership, AMB Property, L.P., and in exchange, our operating partnership issued to us 2,300,000 6 3/4% Series M Cumulative Redeemable Preferred Units. The Ninth Amended and Restated Agreement of Limited Partnership of AMB Property, L.P. reflects the issuance of the 6 3/4% Series M Cumulative Redeemable Preferred Units and is attached as Exhibit 10.1 and incorporated by reference into this report.

     On November 26, 2003, AMB Property, L.P. redeemed all 1,300,000 of its outstanding 8 5/8% Series B Cumulative Redeemable Preferred Limited Partnership Units, at a redemption price of $65,622,916.67. In connection with this redemption, AMB Property, L.P. amended and restated its partnership agreement to remove the series B cumulative redeemable preferred limited partnership units as limited partnership interests authorized or available for issuance. The Tenth Amended and Restated Agreement of Limited Partnership of AMB Property, L.P. is attached as Exhibit 10.2 and incorporated by reference into this report.

Forward Looking Statements

Some of the information included in this report contains forward-looking statements, such as statements pertaining to future plans. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest of properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities),

2

our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Risks” and elsewhere in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

ITEM 7	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits:

Exhibit
Number	Description

3.1	Articles Supplementary establishing and fixing the rights and preferences of the 6 3/4% Series M Cumulative Redeemable Preferred Stock.

10.1	Ninth Amended and Restated Agreement of Limited Partnership of AMB Property, L.P., dated November 25, 2003.

10.2	Tenth Amended and Restated Agreement of Limited Partnership of AMB Property, L.P., dated November 26, 2003.

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)

Date: November 26, 2003	By:	/s/ Tamra Browne

Tamra Browne Senior Vice President and General Counsel

4

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Articles Supplementary establishing and fixing the rights and preferences of the 6 3/4% Series M Cumulative Redeemable Preferred Stock.

10.1	Ninth Amended and Restated Agreement of Limited Partnership of AMB Property, L.P., dated November 25, 2003.

10.2	Tenth Amended and Restated Agreement of Limited Partnership of AMB Property, L.P., dated November 26, 2003.